POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the
undersigned hereby constitutes
and appoints Jonathan Chadwick, Mark
Chandler, Dennis Powell, Betsy Rafael
and Evan Sloves, and
each of them, his or her true and lawful
attorney-in-fact to:
(1)	execute for and on behalf of the
undersigned, in the undersigneds
capacity as a representative
of Cisco Systems, Inc. (the Company),
any and all Form ID, or Form 3, 4 or 5
reports required to be filed by the
undersigned in accordance with Section
16(a) of the Securities Exchange Act of
1934 and the rules thereunder with respect to transactions in Cisco securities;

(2)	do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable
to complete and execute any such
Form ID, or Form 3, 4 or 5 report and
timely file such report with the
United States Securities and Exchange
Commission and any stock exchange
or similar authority; and

(3)	take any other action of any
type whatsoever in connection with
the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned,it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite,necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that no such attorney-in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Form 3, 4 or 5 reports with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be
executed as of this 15th day of November, 2006.


Signature:    /s/ M. Michele Burns
Printed Name:   M. Michele Burns